Exhibit 4.10

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of  November 30, 2012, by and among PERION NETWORK LTD., an Israeli company (the “Company”) and the entities and individuals set forth on Schedule A attached hereto (referred to herein individually as an “Investor” and collectively as the “Investors”).

RECITALS:

WHEREAS, on the date hereof, the Investors and the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which each of the Investors was issued by the Company ordinary shares, having a nominal value of NIS 0.01 per share (the “Ordinary Shares”);

WHEREAS, the Company desires to grant the Investors certain registration rights with respect to the Ordinary Shares; and

WHEREAS, certain capitalized terms used herein are defined in Section 9 or elsewhere in this Agreement (capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Share Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.             Piggyback Registrations.

1.1           Right to Piggyback.  Whenever the Company proposes to register (including, for this purpose, a registration effected by the Company for other shareholders) any of its securities under the Securities Act (other than pursuant to registration pursuant to a registration statement on Form F-4 or S-8 or any successor forms thereto), and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice to all record holders of Registrable Securities of its intention to effect such a registration and will, subject to the provisions of subsection 1.2,  include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice.

1.2           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company will include in such registration all Registrable Securities requested to be included in such registration; provided that if the managing underwriters advise the Company in writing that in their opinion the number of securities (including Registrable Securities) requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, all the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders requesting such registration and the holders of such Registrable Securities on the basis of the number of shares of Registrable Securities owned by each holder of securities to be registered in such offering and (iii) third, other securities, if any, requested to be included in such registration; provided that in no event shall the number of Registrable Securities of each holder included in the registration be reduced below such number of shares that equals twice the percentage of the outstanding Ordinary Shares then held by such holder of Registrable Securities, unless waived by a majority of the holders of Registrable Securities to be included in such registration.

1.3           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included in such registration by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders requesting such registration and the holders of such Registrable Securities on the basis of the number of securities or Registrable Securities, as the case may be, owned by each holder of securities to be registered in such offering, and (ii) second, other securities, if any, requested to be included in such registration.

1.4           Terminated or Delayed Registrations.  Notwithstanding the foregoing, if, at any time after giving a notice of a Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each record holder of Registrable Securities and, following such notice, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

2.             Holdback Agreement.

2.1           Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any firm commitment underwritten registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree and provided, however, that all officers and directors of the Company enter into similar agreements.

2.2           The Company agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the ninety (90) day period beginning on the effective date of an underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Forms F-4 or S-8 or any successor forms thereto), unless the underwriters managing the registered public offering otherwise agree.

3.             Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as soon as practicable after the filing thereof, subject to Section 1.4; provided that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto and in any event no less than five (5) days prior to the expected filing date, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and shall give serious consideration to including in such documents such comments as such counsel may reasonably propose;

(b)           prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until completion of the distribution of the Registrable Securities registered thereunder but not more than one hundred eighty (180) days following effectiveness, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each record holder of Registrable Securities covered by such Registration Statement such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, keep such registration or qualification (or exemption therefrom) effective until completion of the distribution of Registrable Securities but not more than one hundred eighty (180) days following effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction;

(e)           notify each record holder of such Registrable Securities covered by a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e)3(e), such holder will immediately discontinue such holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection 3(e) and, if so directed by the Company, will deliver to the Company all copies then in such holder’s possession of the prospectus relating to such Registrable Securities current to the time of receipt of such notice;

(f)           notify each record holder of such Registrable Securities covered by a registration statement, at any time (i)(A) when a registration statement or prospectus or any amendments or supplements thereto is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such registration statement (the Company shall as promptly as possible provide true and complete copies thereof and all written responses thereto to each of such holders of Registrable Securities that pertain to the holders of Registrable Securities as selling stockholders or to the plan of distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the registration statement or prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the registration statement ineligible for inclusion therein;

(g)           use its commercially reasonable efforts to cause the Ordinary Shares to be listed on the Nasdaq Stock Market (“Nasdaq Market”) or, failing that, to use its commercially reasonable efforts to arrange for at least two market makers to register as such with respect to the Ordinary Shares with the OTCQB or OTCBB;

(h)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i)            enter into such customary agreements (including underwriting agreements in customary form, if applicable) and take all such other actions as the holders of a majority of the Registrable Securities subject to such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j)            otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common equity included in such registration statement for sale in any jurisdiction, the Company will promptly notify the holders of Registrable Securities, and such holder will not make any offers and sales pursuant  to such registration statement unless and until the Company notifies them of the withdrawal of such order; and

(l)            to the extent requested by the underwriters, if any, obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters.

4.             Registration Expenses.

4.1           All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all of its independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company will be borne by the Company, whether or not any Registrable Securities are sold pursuant to a registration statement, including the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which securities of the same class as the Registrable Securities issued by the Company are then listed.

4.2           In connection with each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and expenses (including the reasonable fees and expenses of one counsel chosen by the holders of a majority of the Registrable Securities initially requesting such registration) incurred by such holders in connection with such registration, up to an aggregate of $5,000 per Piggyback Registration.  The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company’s securities pursuant to this Agreement, nor shall the Company be required to pay any transfer or similar tax in respect of Registrable Securities.

5.             Indemnification.

5.1           The Company agrees to indemnify, to the full extent permitted by law, each holder of Registrable Securities included in any registration statement filed hereunder, each underwriter, and their respective members, managers, officers and directors and each Person who "controls" such holder and underwriter (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of, based upon or relating to any untrue or alleged untrue statement of material fact contained in any such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse such holder, underwriter, director, officer or controlling person for any legal or other expenses reasonably incurred by such holder, underwriter, officer, director or controlling person in connection with the investigation or defense of such loss, claim, damage, liability or expense, except to the extent, but only to the extent, that such untrue statements or omissions are caused by or contained in any information furnished in writing to the Company by any holder expressly for use therein.

5.2           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, severally but not jointly, agrees to indemnify the Company, each underwriter, and their respective, directors and officers and each Person who "controls" the Company and each underwriter (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which there were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such registration statement or prospectus; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement. Any Person entitled to indemnification hereunder ("Indemnified Party") will (i) give prompt written notice to the Person from whom indemnity is sought ("Indemnifying Party") of any claim with respect to which it seeks indemnification and (ii) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.  In addition, an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding or (3) the named parties in any proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that conflict of interest is likely to exist if the same counsel were to represent such Indemnifying Party and the Indemnified Party.  If such defense is assumed, the Indemnifying Party will not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent will not be unreasonably withheld). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party, on the advice of counsel, a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.

5.3           All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within thirty (30) trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

5.4           The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party. In addition, the indemnification will survive the completion of any offering of Registrable Securities pursuant to this Agreement and will survive the termination of this Agreement. Each party also agrees to make such provisions, as are reasonably requested by any Indemnified Party, for contribution to such other party in the event the first party’s indemnification is unavailable for any reason in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of any losses shall be deemed to include any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section were available to such party in accordance with its terms. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such holder of Registrable Securities from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such holder of Registrable Securities has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.  The indemnification and contribution provisions of this Agreement may be superseded by the comparable provisions of a customary underwriting agreement entered into with an underwriter selected in accordance with the provisions of this Agreement.

6.             Participation in Underwritten Registration.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder, its ownership of the securities being registered on its behalf and such holder’s intended method of distribution.

7.             Rule 144 Reporting.  With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

7.1           make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

7.2           so long as any party hereto owns any Registrable Securities, furnish to such Person forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Exchange Act of 1934, as amended; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

8.             Termination.  This Agreement shall terminate and be of no further force and effect on the third anniversary of the date hereof.

9.             Definitions.

 “Ordinary Shares” means (i) the ordinary share, nominal value NIS 0.01 per share, of the Company and (ii) any share capital of the Company issued or issuable with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, joint stock company, unincorporated organization or governmental entity, or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) any Ordinary Shares issued or issuable to any Investor pursuant to the Purchase Agreement and (ii) any shares of the Company issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or when all of the Registrable Securities held by a Person could be freely sold pursuant to Rule 144 without any volume restrictions, as determined by the Company.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any similar rule then in force).

“SEC” means the Securities and Exchange Commission, or any successor organization thereto performing similar regulatory functions.

10.           Miscellaneous.

10.1           No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

10.2           Adjustments Affecting Registrable Securities.  The Company will not take any action, or permit any change to occur, with respect to its securities which would materially adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially adversely affect the marketability of such Registrable Securities in any such registration.

10.3           Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

10.4           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and each of the Investors.

10.5           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the permitted respective successors and assigns of the parties hereto whether so expressed or not. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by a holder of Registrable Securities to a Permitted Transferee of such securities constituting at such time at least 0.5% of the outstanding Ordinary Shares; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. For the purpose of this Section, the term “Permitted Transferee” mean: (A) with respect to an Investors who is a natural person: (i) a spouse or child of the transferor; or (ii) a company wholly owned by such individual, (iii) such individual’s beneficiary (in the event the individual holds the shares as a trustee), or such individual’s trustee (including the trustee of a voting trust) and the beneficiary of such a trustee, and (B) with respect to an Investor that is a legal entity and whose shares were not transferred to it as to a Permitted Transferee under (A) above: (i) any affiliate of such entity; or (ii) any successor of such entity by merger or consolidation, or any person to which, at the same time, substantially all the business and assets of such entity are being sold.

10.6           Notices.  Except as otherwise expressly provided herein, any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing and shall be mailed by first class registered or certified mail, postage prepaid, sent by a nationally recognized overnight courier service or transmitted via telecopier as follows:

(a)           If to the Company:

Perion Network Ltd.
4 Ha'Nechoset Street
Tel Aviv 69710, Israel
Attention:  General Counsel
Facsimile No.:  +972-3-644-5502

with copies (which copies
shall not constitute notice
to the Company) to:                             Goldfarb Seligman & Co.
Electra Tower
98 Yigal Alon Street
Tel-Aviv 67891, Israel
Attention: Adam M. Klein, Adv.
Facsimile No.: +972 (3) 521- 2212

(b)           If to the Investor(s):

See addresses as set forth on Schedule A.

Notice shall be deemed given, for all purposes, when deposited in the United States or Israeli mail as registered or certified mail, in which event the tenth day following the date of postmark or the receipt of such registered or certified mail shall conclusively be deemed the date of giving of such notice, on the third business day following collection by an internationally recognized overnight courier service or when acknowledged by the receiving telecopier.

10.7           Interpretation of Agreement; Severability.  The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from the Agreement and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

10.8           Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Israel, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Israel. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in courts located in Tel Aviv, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that the courts of Tel Aviv are not the proper venue or that any other court has jurisdiction over any dispute arising under this Agreement.

10.9         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

10.10       Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements.

10.11       Computation of Time.  Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Friday, Saturday, or any date on which banks in Israel, are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

 [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

COMPANY: Perion Network Ltd.

/s/	Josef Mandelbaum	/s/ Yacov Kaufman
Name: Josef Mandelbaum		Yacov Kaufman
Title: CEO		CFO

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

INVESTORS: /s/ Moshe Cohen Moshe Cohen /s/ Ben Garrun Ben Garrun HOLINE FINANCE LTD. By: /s/ Kees-Jan Avis Name: Kees-Jan Avis Title: Director /s/ Robert Sherman Robert Sherman

[Signature page to Registration Rights Agreement]